Exhibit (d)(3)

Form of Notice of Guaranteed Delivery

For Payment for Shares of Common Stock

Helios Total Return Fund, Inc. Subscribed for under the

Primary Subscription

and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus for this offering dated [ ], 2012 (the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund’s Common Stock (the “Shares”) subscribed for under the Primary Subscription and pursuant to the Over-Subscription Privilege. Such form may be delivered by first class mail, express mail or overnight courier or sent by facsimile to the Subscription Agent, and must be received prior to 5:00 p.m., Eastern time, on October 19, 2012, as such date may be extended from time to time (the “Expiration Date”). The terms and conditions of the Offer set forth in the prospectus are incorporated by referenced herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

THE SUBSCRIPTION AGENT IS:

BY First Class MAIL:	BY EXPRESS MAIL OR OVERNIGHT COURIER:	BY FACSIMILE:
C/o Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, Rhode Island 02940-3011	C/o Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, Massachusetts 02021	(617) 360-6810 With the original Subscription Certificate to be sent by mail or overnight courier. Confirm facsimile by telephone to: (617) 360-6810

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

Telephone number to confirm receipt: (781) 575-2332.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver prior to 5:00 p.m. Eastern Time, on the Expiration Date, (a) this Notice of Guaranteed Delivery, to the Subscription Agent, guaranteeing delivery of payment in full for all subscribed Common Shares and (b) a properly completed and signed copy of the Subscription Certificate which certificate and full payment (at the estimated subscription price of $[ ] per common share) must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration Date. Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern Time, on the third business day after the Expiration Date, (a) a properly completed and executed subscription certificate and (b) the payment of the full estimated Subscription Price for Common Shares subscribed for in the Primary Subscription and for any additional subscribed for pursuant to the Over-Subscription Privilege, as subscription for such common shares is indicated herein or in the Subscription Certificate.

BROKER ASSIGNED CONTROL #

HELIOS TOTAL RETURN FUND, INC.

1. Primary Subscription	Number of Rights to be exercised	Number of Common Shares under the Primary Subscription requested for which you are guaranteeing delivery of Rights and Payment	Payment to be made in connection with the Common Shares subscribed for under the Primary Subscription

	Rights	1 Rights/ 3 Common Shares	$

2. Over-Subscription	Not applicable	Number of Common Shares under the Over-Subscription Privilege requested for which you are guaranteeing payment	Payment to be made in connection with the Common Shares requested pursuant to the Over-Subscription Privilege

		Common Shares	$

3. Totals	Total Number of Rights Exercised	Total Number of Common Shares Subscribed for and/or Requested

	Rights	Common Shares	$ Total Payment

Method of delivery (circle one):

A. Through the Depository Trust Company (“DTC”)

B. Direct to Computershare Trust Company, N.A., as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm
Authorized Signature

DTC Participant Number	Title

Address	Name (Please Type or Print)

Zip Code	Phone Number

Contact Name	Date